EXHIBIT 5(a)


                                August 10, 2001


Roslyn Bancorp, Inc.
One Jericho Plaza
Jericho, New York  11753

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Roslyn Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale, from time to time, of (i) unsecured senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities", and collectively with the Senior Debt Securities, the "Debt Securities"), in one or more series, consisting of notes, debentures or other evidences of indebtedness (other than junior subordinated debt securities as described below), and (ii) preferred securities (the "Trust Preferred Securities") of Roslyn Capital Trust I, Roslyn Capital Trust II, Roslyn Capital Trust III and Roslyn Capital Trust IV, Delaware statutory business trust subsidiaries (the "Trusts") of the Company, and, in connection therewith, the unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company to be issued to the Trusts and related guarantees (the "Guarantees") by the Company of certain payments by the Trusts ("Guarantees"). The term "Securities" shall collectively refer to the Debt Securities, the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantees. The Securities may be offered, separately or together, from time to time and in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. The aggregate initial offering price of the Debt Securities offered by the Company and the Trust Preferred Securities offered by the Trusts under the registration statement on Form S-3 to be filed by the Company and the Trusts (the "Registration Statement") will not exceed $200,000,000. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of:

         (i)   the Certificate of Incorporation and Bylaws of the Company;

         (ii) the form of the senior indenture to be entered into between the Company and The Chase Manhattan Bank (the "Senior Debt Indenture") relating to the Senior Debt Securities Company;


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        (iii)  the form of subordinated Indenture to be entered into between the Company and The Chase Manhattan Bank (together with the Senior Debt Indenture, the "Indentures") relating to Subordinated Debt Securities;

         (iv) the form of junior subordinated indenture to be entered into between the Company and The Chase Manhattan Bank relating to the Junior Subordinated Debt Securities (the "Junior Subordinated Indenture");

          (v) the First Supplemental Indenture to the Junior Subordinated Indenture between Roslyn Bancorp, Inc. and The Chase Manhattan Bank;

         (vi) the form of guarantee agreement to be entered into between the Company, as guarantor, and The Chase Manhattan Bank, as trustee, providing for the Guarantees (the "Guarantee Agreement"); and

         (vii) such other certificates, instruments and documents as we have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, we have relied upon certificates of public officials and

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Roslyn Bancorp, Inc.
August 10, 2001
Page 3


officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

         In connection with such review, we have assumed that:

         (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective;

         (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing any Securities offered thereby;

        (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

        (iv) each person signing each Indenture had the legal capacity and authority to do so;

         (v) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

         (vi) with respect to the issuance of any Trust Preferred Securities, the Junior Subordinated Indenture and the Guarantee Agreement will each have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

         (vii) Securities covered by the Registration Statement will have been duly authorized for registration, established (if appropriate) and reserved for issuance;

        (viii) the genuineness of all signatures;

          (ix) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and

          (x) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

         This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America that are, in our experience, normally applicable to offerings of the type covered by the Registration Statement, and we express no opinion as to the effect of the laws of any other jurisdiction.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

                  (i) The Company is validly existing as a corporation under the laws of the State of Delaware.
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Roslyn Bancorp, Inc.
August 10, 2001
Page 4

                  (ii) When (a) the terms of any Debt Securities and of their issuance and sale have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and
                  (b) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

                  (iii) When (a) the terms of any Junior Subordinated Debt Securities and of their issuance and sale have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

                  (iv) When (a) the terms of any Guarantee and of its issuance have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) such Guarantee has been duly executed and authenticated in accordance with the Guarantee Agreement and issued as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         Our opinions expressed herein are subject to the following:

                  (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes without limitation the effect of the Federal Bankruptcy Code in its entirety,


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Roslyn Bancorp, Inc.
August 10, 2001
Page 5

                  including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

                  (b) The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing;
                  (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than the Company; (viii) the effect of Section 1-102(3) of the Uniform Commercial Code; and (ix) unconscionability.

         This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                  Sincerely,

                                  MULDOON MURPHY & FAUCETTE LLP